Exhibit 10.4.1

AMENDMENT NO. 1 TO

RAIL CAR SUBLEASE AGREEMENT

This Amendment No. 1 to Rail Car Sublease Agreement (“Amendment”) is made and entered into on the 31st day of July, 2012, by and among GAVILON, LLC, a Delaware limited liability company (“Gavilon”), ABE SOUTH DAKOTA, LLC, a Delaware limited liability company (“Producer”), and ABE Fairmont, LLC, a Delaware limited liability company (“Fairmont”) (collectively, the “Parties”).

(a)	The Parties entered into that certain Rail Car Sublease Agreement dated May 4, 2012 (the “Agreement”); and

(b)	The Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined, shall have the meanings set forth in the Agreement as amended hereby.

2.	Amendments. The Agreement is amended as follows:

a. Any and all references to “WestLB Ag” shall be revised to “Portigon AG, New York Branch (f/k/a WestLB AG, New York Branch).”

b. Section 1.A is amended by deleting the reference to “approves” and replacing it with “approve”.

c. As of the date of this Amendment, (i) Fairmont shall be fully and forever released from any and all further liability and obligations under the Agreement, (ii) all references to “Producer” in the Agreement shall mean ABE South Dakota, LLC, a Delaware limited liability company, (iii) Exhibit D is hereby deemed null and void, (iv) the definition of “Transaction Agreements” shall hereafter exclude that certain Ethanol Marketing Agreement, dated May 4, 2012, by and between Gavilon and Fairmont, and (v) the Existing Lease shall be deemed terminated with regard to the GATX cars as of the date hereof and the Existing Lease shall continue with regard to the ACFX cars set forth on Exhibit E. By entering into this Amendment, Gavilon, Producer and Fairmont each acknowledge and agree that Sections 1.B and 1.C of the Agreement shall be deemed null and void. The parties agree that in the event of any inconsistency between this Section 2(c) and Section 1.A of the Agreement, this Section 2(c) shall control.

d. The last clause of the fifth sentence of Section 6, beginning with “(ix)”, shall be deleted in its entirety and replaced with the following:

“(ix) that certain Amendment No. 2 to Rider No. 5, dated June 15, 2012, (x) that certain Amendment No. 2 to Rider No. 6, dated

June 15, 2012, (xi) that certain Amendment No. 3 to Rider No. 7, dated June 15, 2012 and (xii) that certain Amendment dated as of June 18, 2012 between GATX Corporation and Gavilon, LLC amending Rider No. 5 and Rider No. 6 (collectively, the “Master Agreement”), all as set forth on Exhibit B attached hereto and incorporated herein by this reference. ”

e. The last sentence of Section 6 is amended to read in its entirety as follows:

“By entering into this Agreement, Producer agrees to assume and fulfill Gavilon’s requirements to GATX with respect to the Cars as set forth in the Master Agreement.”

f. Section 10 is amended by adding the following phrase to the end of the fifth sentence of that Section:

“except where caused by the negligence or willful misconduct of Gavilon.”

g. Section 11 is amended by inserting the following sentence between the first and second sentences:

“Gavilon agrees to use commercially reasonable efforts to enforce its rights under Amendment No. 1 to Contract No. 9258, dated September 1, 2008, by and between Gavilon and GATX (the “Car Cleaning Contract”) with respect to the Cars if and when requested to do so by Producer.”

h. The last sentence of Section 17 is deleted in its entirety and replaced with the following:

“NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, PRODUCER AGREES THAT IN NO EVENT SHALL GAVILON’S AGGREGATE LIABILITY ARISING UNDER, WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT, EXCEED THE PAYMENTS ACTUALLY RECEIVED FROM PRODUCER HEREUNDER, PROVIDED, THAT SUCH LIMITATION ON GAVILON’S AGGREGATE LIABILITY SHALL NOT APPLY TO THE EXTENT (A) ANY SUCH LIABILITY ARISES FROM GAVILON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (B) GAVILON RECEIVES ADDITIONAL DAMAGES FROM GATX UNDER THE MASTER AGREEMENT.”

i. The first two sentences of Section 18 are deleted in their entirety.

j. Section 18.B is amended by deleting the phrase “Purchaser Change of Control (as defined in Section 28)” and replacing it with the phrase “Change in Control (as defined in Section 28) of Producer”.

k. Section 19.A is amended by deleting the phrase “resulting from” which appears on the eighth line of that Section, and replacing that phrase with the following:

“which is not caused by the gross negligence or willful misconduct of Gavilon and results from:”

l. Section 19.B is amended by deleting the phrase “resulting from” which appears on the sixth line of that Section, and replacing that phrase with the following:

“which is not caused by the gross negligence or willful misconduct of Producer and results from:”

m. The phrase appearing in Section 20.D which reads “(i) become subject to any foreclosure proceeding by such Party’s primary lender or other material creditor(s), or (ii)” shall be deleted in its entirety and replaced with the following:

“(i) (x) in the case of Gavilon, become subject to a final, non-appealable foreclosure judgment, entered by a court of competent jurisdiction in favor of its primary lender or other material creditor(s) that has a security interest in all or substantially all of Gavilon’s property; or (y) in the case of Producer, become subject to a final, non-appealable foreclosure judgment, entered by a court of competent jurisdiction in favor of its primary lender (or any agent therefor) any other material creditor of Producer that has a security interest in all or substantially all of the Producer’s property, with respect to (x) all or a material portion of the property of the Producer or (y) the equity interests in the Producer unless, upon the entry of such final, non-appealable judgment, (1) such creditor (which must be reasonably acceptable to Gavilon) (the “Agent”), (2) a designee of such Agent that is reasonably acceptable to Gavilon, or (3) a third party reasonably acceptable to Gavilon to which such Agent has assigned the Agreement (each person referred to in (1), (2) or (3), a “Substitute Owner”), agree(s) to substitute itself for the Producer under the Agreement, all in the same manner as required in Section 1(b) of that certain Consent and Agreement, dated as of July 31, 2012 (the “Consent and Agreement”), by and among Gavilon, Gavilon Ingredients, LLC, a Delaware limited liability company, Producer and Portigon AG, New York Branch (f/k/a WestLB AG, New York Branch), as collateral agent (together with its successors in such capacity), or (ii).”

n. Section 20.E is deleted in its entirety.

o. Section 25.A and 25.B are each deleted in their entirety and replaced with the following:

“A. Any rights of Gavilon or Producer to payments accrued through termination of this Agreement shall remain in effect and, unless otherwise specified herein, all payments and monetary obligations of the respective Parties required pursuant to this Agreement shall be made pursuant to this Agreement.

B. The rights and remedies under this Section 25 are cumulative and not exclusive. Upon an Event of Default or termination, the non-defaulting Party shall additionally have such other and further rights as may be provided at law or in equity, including all rights of set off as contained in this Agreement.”

p. Section 28(ii) is deleted in its entirety and replaced with the following:

“transfer or assign this Agreement to an affiliate of Gavilon provided such assignee is at least as creditworthy as Gavilon on the date hereof and provided further that such assignee agrees to execute a consent to assignment for the benefit of Producer’s lenders in substantially the form furnished by counsel for Producer’s lenders on May 30, 2008; and”

q. The third sentence of Section 28 is deleted in its entirety and replaced with the following:

“Producer may not assign this Agreement without the consent of Gavilon except that Producer may, without the consent of Gavilon: (A) transfer, sell, pledge, encumber or assign this Agreement, including the revenues or proceeds thereof in connection with any financing arrangement of Producer, and (B) assign or sublease any of the Cars to Fairmont, provided that (i) the Ethanol Marketing Agreement, dated May 4, 2012, as amended, by and between Gavilon and Fairmont is still in full force and effect, (ii) Fairmont is not in default under the terms of such Ethanol Marketing Agreement, (iii) Fairmont shall receive an assignment or sublease of the Cars upon the same terms and price as set forth in this Agreement, and (iv) Producer shall remain liable for such assigned or subleased Cars in accordance with the terms of this Agreement.”

r. Section 28(iii) is amended by deleting the reference to “Change of Control” and replacing it with a reference to “Change in Control”.

s. Section 28 is amended by deleting the reference to “Producer Change of Control” and replacing it with a reference to “Change in Control of Producer”.

t. Section 28 is also amended by (i) deleting the reference to “Producer Change of Control” and replacing it with a reference to “Change in Control of Producer” and (ii) revising the definition of Change in Control to read as follows:

“Change in Control” means a change in the ownership of a Party (other than a change in the ownership of Producer resulting from any exercise of remedies by Portigon AG, New York Branch (f/k/a WestLB AG, New York Branch), as collateral agent in connection with (or by any of the other Senior Secured Parties, as defined in) the Amended and Restated Senior Credit Agreement dated as of June 16, 2010, as amended), whereby such change results in any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, having the ability to control the governing body of such Party, provided that any such change in ownership of the Producer resulting from any exercise of remedies by Producer’s primary lender (or any agent therefor) shall be done in compliance with the Consent and Agreement.”

u. The second sentence of Section 30 is amended by inserting the word “and” between the words “Agreement” and “for.”

v. Section 31 is amended by deleting all references therein to “Governing Body Arbitration” and “Governing Body” and replacing same with “American Arbitration Association.”

w. Clause (ii) of the first sentence of Section 33 is amended to read as follows:

“(ii) this Agreement is subject to all other terms and conditions of the Master Agreement with respect to the Cars except for the payment terms and the renewal terms set forth in the Master Agreement.”

x. Clause (iii) of the second sentence of Section 33 is amended to read as follows:

“(iii) to the extent not otherwise set forth in this Agreement, Producer shall fulfill all obligations with respect to the Cars owed by Gavilon to GATX under the terms of the Master Agreement.”

y. On Exhibit A, Car number 295220 is revised to read 206220.

z. Exhibit C is deleted in its entirety and replaced with the Exhibit C attached hereto.

3.	Integration. The Agreement shall remain in full force and effect as herein amended.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed and delivered as of the day and year first above written.

GAVILON, LLC

By:	/s/ illegible
Its:	VP Risk Control Officer
Date:	8/1/12

ABE SOUTH DAKOTA, LLC

By:	/s/ Richard Peterson
Its:	CEO
Date:	7/31/12

ABE FAIRMONT, LLC

By:	/s/ Richard Peterson
Its:	CEO
Date:	7/31/12

EXHIBIT C

Insurance Requirements

Producer shall keep or cause to be kept with insurance companies acceptable to Gavilon, railroad liability or commercial general liability insurance with ISO form CG 24 17, or its equivalent, providing railroad contractual liability coverage, and including property damage and bodily injury in a combined single limit of not less than $2,000,000 per occurrence. Producer shall provide to Gavilon on or prior to delivery and within fifteen (15) days after policy expiration or replacement thereof, original signed certificates of insurance in such form and terms as required by Gavilon including any other reasonable policy information that Gavilon may require from time to time to evidence Producer’s compliance. Producer shall keep sudden and accidental pollution liability coverage whether under a separate policy or included within the general liability policy required above in the amount of not less than $2,000,000 per pollution condition and $2,000,000 in the aggregate.